Exhibit (h)(3)(c)

Addendum to Amended and Restated Transfer Agent Interactive Client Service Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS ADDENDUM is made as of December 11, 2009 by and between ALPS Fund Services, Inc. (“ALPS”), and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agency and Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on September 25, 2009, the liquidation of the Accessor Limited Duration U.S. Government Fund, a series of the Fund, effective as of December 11, 2009;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect a revised Schedule I-B – List of Portfolios.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule I-B – List of Portfolios. Schedule I-B is replaced in its entirety with the attached Schedule I-B.

2.	Remainder of the Agreement. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date of the Addendum first set forth above.

ALPS Fund Services, Inc.	Forward Funds

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE I-B

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Accessor Series Fund List

As of December 11, 2009

Accessor Aggressive Growth Allocation Fund

Accessor Balanced Allocation Fund

Accessor Frontier Markets Fund

Accessor Growth Allocation Fund

Accessor Growth & Income Allocation Fund

Accessor Growth Fund

Accessor High Yield Bond Fund

Accessor Income Allocation Fund

Accessor Income & Growth Allocation Fund

Accessor Investment Grade Fixed-Income Fund

Accessor International Equity Fund

Accessor Mortgage Securities Fund

Accessor Small to Mid Cap Fund

Accessor Strategic Alternatives Fund

Accessor U.S. Government Money Fund

Accessor Value Fund